UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-1950534
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

7681 East Gray Road Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-253192

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 (the “Series A Preferred Stock”) of AMMO, Inc. For a description of the Series A Preferred Stock, reference is made to the information under the heading “Description of Series A Preferred Stock” included in the Prospectus Supplement with respect to the Series A Preferred Stock dated May 14, 2021, filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) of the general rules and regulations of the Securities Act of 1933, as amended, on May 14, 2021, which information is incorporated herein by reference.

Item 2.	Exhibits.

		Incorporated by
Exhibit		Reference		Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
3.1	Certificate of Incorporation (Amended and Restated) filed with the Delaware Secretary of State on October 24, 2018	8-K	3.1	10/26/2018
3.2	Bylaws	8-K	3.03	02/09/2017
3.3	Certificate of Designations with respect to the 8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share, dated May 18, 2021.				X
4.1	Form of Certificate of Common Stock	S-1/A	4.4	10/16/2018

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	May 20, 2021

AMMO, INC.

By:	/s/ Robert D. Wiley
Name:	Robert D. Wiley
Title:	Chief Financial Officer